United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2019

Jones Lang LaSalle Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Randolph Drive, Chicago, IL (Address of principal executive offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on March 18, 2019, Jones Lang LaSalle Incorporated, a Maryland corporation (“JLL”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HFF, Inc., a Delaware corporation (“HFF”), JLL CM, Inc., a Delaware corporation and wholly owned subsidiary of JLL (“Merger Sub”), and JLL CMG, LLC, a Delaware limited liability company and wholly owned subsidiary of JLL (“Merger LLC”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into HFF (the “Merger”), with HFF as the surviving corporation (the “Surviving Corporation”), and (ii) following the completion of the Merger, the Surviving Corporation will merge with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of JLL (the “Surviving Company”).

On July 1, 2019 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, the Merger and the Subsequent Merger were completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and HFF survived the Merger as a wholly owned subsidiary of JLL. Following the completion of the Merger, the Surviving Corporation merged with and into Merger LLC, with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of JLL.

The description of the Merger Agreement and the transactions contemplated thereunder, including the Merger and the Subsequent Merger, in this Current Report on Form 8-K does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to JLL’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2019, and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time on the Closing Date, JLL completed its previously announced acquisition of HFF. As a result of the Merger, HFF became a wholly owned subsidiary of JLL. At the Effective Time, each share of Class A common stock of HFF, par value $0.01 per share (“Company Shares”), issued and outstanding immediately prior to the Effective Time (other than shares held by HFF, JLL or any of their respective subsidiaries and shares held by any holder of Company Shares who was entitled to demand and properly demanded appraisal of such shares under Delaware law) was converted into the right to receive (i) $24.63 per share in cash and (ii) 0.1505 of a share of common stock of JLL, par value $0.01 per share (“JLL Common Stock”) (the “Merger Consideration”). No fractional shares of JLL Common Stock will be issued in the Merger, and holders of Company Shares are entitled to receive cash in lieu of any fractional shares of JLL Common Stock issuable in the Merger.

At the Effective Time, (i) there were no outstanding unexercised options to purchase Company Shares granted under any HFF stock plan; (ii) each outstanding award of restricted stock units granted pursuant to any HFF stock plan (“Company RSUs”) was assumed by JLL and converted into an award of restricted stock units with respect to JLL Common Stock (“JLL RSUs”), subject to the same terms and conditions that applied to the applicable Company RSUs immediately prior to the Effective Time (including, but not limited to, provisions relating to vesting, forfeiture and the effect of termination of employment), with the number of shares of JLL Common Stock subject to each award of JLL RSUs equal to the product of (a) the total number of Company Shares covered by such Company RSUs immediately prior to the Effective Time multiplied by (b) 0.301; and (iii) each outstanding share of restricted Company Shares that was outstanding immediately prior to the Effective Time received the same treatment accorded to Company Shares as specified above.

The Merger Agreement has been referenced in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about HFF, JLL, Merger Sub or Merger LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HFF, JLL, Merger Sub, Merger LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HFF’s or JLL’s public disclosures.

The information set forth in the Introductory Note and Item 2.03, Item 5.02 and Item 7.01 is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2019, JLL borrowed approximately $940 million under the Second Amended and Restated Multicurrency Credit Agreement, dated as of June 21, 2016, as amended (the “JLL Credit Agreement”). JLL used the proceeds to finance a portion of the cash component of the aggregate consideration for the Merger and pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement.

The description of the JLL Credit Agreement in Item 1.01 of JLL’s Current Report on Form 8-K filed with the SEC on June 23, 2016 and the description of Amendment No. 1 to the JLL Credit Agreement in Item 1.01 of JLL’s Current Report on Form 8-K filed with the SEC on May 17, 2018 are each incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by JLL on July 1, 2019 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required to be filed under this Item 9.01(a) were previously reported in, or incorporated by reference into, the registration statement on Form S-4, as amended on May 30, 2019 (the “Proxy Statement/Prospectus”).

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) was previously reported in the Proxy Statement/Prospectus.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Jones Lang LaSalle Incorporated, JLL CM, Inc., JLL CMG, LLC and HFF, Inc.* (Incorporated by reference from JLL’s Current Report on Form 8-K filed March 21, 2019)

99.1	Press Release issued by JLL on July 1, 2019

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Global Chief Legal Officer